                           SCHEDULE 14A INFORMATION


         Preliminary Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14-6(e)(2))

                                Spyglass, Inc.
     ...................................................................
               (Name of Registrant as Specified in Its Charter

     ...................................................................
                  (Name of Person(s) Filing Proxy Statement
                        if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X] No Fee Required

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ........................................................

    2) Aggregate number of securities to which transaction applies:

       ........................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ........................................................

    4) Proposed maximum aggregate value of transaction:

       ........................................................

    5) Total fee paid:

       ........................................................



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:.................................................

2) Form, Schedule or Registration Statement No.:...............................

3) Filing Party:........................................................

4) Date Filed:........................................................

                                 SPYGLASS, INC.

                          Naperville Corporate Center
                              1240 East Diehl Road
                           Naperville, Illinois 60563

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                         ON TUESDAY, FEBRUARY 10, 1998

To the Stockholders of Spyglass, Inc.

     The Annual Meeting of Stockholders of Spyglass, Inc. (the "Company") will be held at the Holiday Inn, 1801 Naper Boulevard, Naperville, Illinois 60563, on Tuesday, February 10, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.    To elect one Class III director to serve for a three-year term.

     2. To approve (i) an Amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") increasing the number of shares issuable under the 1995 Plan from 2,550,000 to 3,300,000 and (ii) the continuance of the 1995 Plan as amended.

     3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 19, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            THOMAS S. LEWICKI, Secretary

Naperville, Illinois
December 23, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 SPYGLASS, INC.

                          Naperville Corporate Center
                              1240 East Diehl Road
                           Naperville, Illinois 60563

                                PROXY STATEMENT

          FOR THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 10, 1998

                                  INTRODUCTION

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spyglass, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 10, 1998, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended September 30, 1997 ("Fiscal 1997") was mailed to stockholders, along with these proxy materials, on or about December 23, 1997.

QUORUM REQUIREMENT

     At the close of business on December 19, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 13,030,458 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast by the holders of Common Stock is required for the election of the director. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast is required for the approval of the proposed amendment to, and the continuance of, the Company's 1995 Stock Incentive Plan and the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the Class III director, the approval of the proposed amendment to, and continuance of, the Company's 1995 Stock Incentive Plan and the ratification of the selection of independent auditors).

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock as of November 1, 1997 (i) by each director, (ii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Named Executives"), and (iii) by all current directors and executive officers as a group. No person is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock.

                                                                                        PERCENTAGE OF
                                                                NUMBER OF SHARES         OUTSTANDING
                     BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)    COMMON STOCK(2)
                     ----------------                         ---------------------    ---------------
DIRECTORS
Douglas P. Colbeth(3).....................................            366,426                2.9%
Brian J. Jackman..........................................              1,000                  *
Tim K. Krauskopf..........................................            447,000                3.6%
Ray A. Rothrock(4)........................................             29,161                  *
Steven R. Vana-Paxhia(5)..................................             16,300                  *
NAMED EXECUTIVES
Richard M. Houle(6).......................................             22,400                  *
Randall T. Littleson(7)...................................             11,680                  *
Michael F. Tyrrell(8).....................................             92,790                  *
Gary L. Vilchick(9).......................................             31,680                  *
All directors and executive officers as a group (11
  persons)(10)............................................          1,097,016                8.5%

-------------------------
  *  Less than 1%
 (1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options which are currently exercisable or which become exercisable within 60 days after November 1, 1997, and any reference in these footnotes to shares subject to stock options held by the person or entity in question refers only to such stock options. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
 (2) Number of shares deemed outstanding includes 12,370,071 shares outstanding as of November 1, 1997 and any shares subject to stock options held by the person or entity in question.
 (3) Includes 265,600 shares issuable upon the exercise of outstanding options. Also includes 98,044 shares held by the Douglas P. Colbeth Trust.
 (4) Includes 16,300 shares issuable upon the exercise of outstanding options. Excludes 69 shares owned by Venrock Associates and 21 shares owned by Venrock Associates II, L.P., as to which shares Mr. Rothrock disclaims beneficial ownership. Mr. Rothrock is a General Partner of both Venrock Associates and Venrock Associates II, L.P.
 (5) Comprised of 16,300 shares issuable upon the exercise of outstanding options.
 (6) Comprised of 22,400 shares issuable upon the exercise of outstanding options.
 (7) Comprised of 11,680 shares issuable upon the exercise of outstanding options.
 (8) Includes 77,300 shares issuable upon the exercise of outstanding options.
 (9) Comprised of 31,680 shares issuable upon the exercise of outstanding options.
(10) Includes 502,800 shares issuable upon the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each Class holding office for staggered three-year terms. Currently there are two Class I directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending September 30, 1998 ("Fiscal 1998"), one Class II director, whose term expires at the Annual Meeting of Stockholders following the fiscal year ending September 30, 1999 ("Fiscal 1999") and two Class III directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Brian J. Jackman as a Class III director, unless authority to vote for the election of the nominee is withheld by marking the proxy to that effect. Mr. Jackman is currently a Class III director of the Company. He has indicated his willingness to serve, if elected, but if he should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

DIRECTORS OF THE COMPANY

     Set forth below are the names and certain information with respect to each director of the Company, including the nominee for Class III director.

     NOMINEE FOR CLASS III DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THIS ANNUAL MEETING; NOMINATED FOR THE TERM EXPIRING AT THE ANNUAL MEETING FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000):

     MR. JACKMAN, age 56, has been a director of the Company since April 1997. Mr. Jackman has been President of Tellabs Operations, Inc. since 1992. Mr. Jackman is also a member of the Board of Directors of Tellabs, Inc., Advanced Fiber Communications and Universal Electronics.

     CLASS III DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THIS ANNUAL
     MEETING):

     MR. VANA-PAXHIA, age 50, has been a director of the Company since March 1995. Mr. Vana-Paxhia has been President, Chief Executive Officer and a director of INSO Corporation (formerly InfoSoft International, Inc.), a software publishing company, since its inception in March 1994. Mr. Vana-Paxhia was director of the Software Division of Houghton Mifflin Company from November 1990 until March 1994 and was a Vice President of Houghton Mifflin from April 1991 until March 1994. Mr. Vana-Paxhia is also a member of the Board of Directors of MathSoft, Inc.

     CLASS I DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOR FISCAL 1998):

     MR. COLBETH, age 42, has been President, Chief Executive Officer and a director of the Company since he joined the Company in April 1991. Prior to joining the Company, Mr. Colbeth spent four years at Stellar/Stardent Computer Corp., a high-end graphics workstation supplier, in various management positions, most recently as Vice President/General Manager of its AVS software business unit.

     MR. ROTHROCK, age 42, has been a director of the Company since September 1991. Mr. Rothrock has been a Partner of both Venrock Associates and Venrock Associates II, L.P., venture capital firms, since 1995, and was an Associate of Venrock Associates from 1988 until 1995. Mr Rothrock is also a member of the Board of Directors of CheckPoint Software Technologies, Ltd.

     CLASS II DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOR FISCAL 1999):

     MR. KRAUSKOPF, age 34, has been a director of the Company since October 1992. Mr. Krauskopf has been the Head of Information Systems at the Field Museum, Chicago since July 1997. Mr. Krauskopf was a co-founder of the Company, served as Director of Software Development of the Company from January 1990 to October 1994, as Vice President, Research and Development from October 1994 to March 1996 and as Chief Technical Officer from March 1996 to April 1997. Mr. Krauskopf is also a member of the Board of Directors of PC Quote, Inc.

     There are no family relationships among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which meets with the Company's auditors to review and evaluate the Company's audit procedures and to recommend and implement any desired changes to the Company's audit procedures. The members of the Audit Committee are Messrs. Jackman, Rothrock and Vana-Paxhia. The Audit Committee met four times during Fiscal 1997.

     The Company has a standing Compensation Committee which establishes (a) the compensation of each of the Company's executive officers, (b) compensation policies applicable to the Company's executive officers and (c) the basis for the compensation of the Company's Chief Executive Officer, including the facts and criteria on which it is based. The members of the Compensation Committee are Messrs. Jackman, Rothrock and Vana-Paxhia. The Compensation Committee met once during Fiscal 1997.

     The Board of Directors met four times during Fiscal 1997. Each incumbent director attended at least 75% of the number of meetings of the Board and of the committees on which he then served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is comprised of Messrs. Jackman, Rothrock and Vana-Paxhia three of the Company's non-employee directors.

COMPENSATION OF DIRECTORS

     Directors of the Company are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Directors receive no other cash compensation for serving as directors.

     Under the Company's 1995 Director Stock Option Plan (the "Director Option Plan"), each non-employee director initially elected to the Board of Directors in the future will be granted an option, upon his or her initial election as a director, to purchase 20,000 shares of Common Stock. Each non-employee director is also entitled to receive an option for 5,000 shares on the date of each Annual Meeting of Stockholders. On February 12, 1997, the date of the last Annual Meeting of Shareholders, each of Messrs. Rothrock and Vana-Paxhia was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.375 per share. On April 8, 1997, the date of his election as a director, Mr. Jackman was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $6.875 per share. All options granted under the Director Option Plan have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a four-year period, provided the optionholder continues to serve as a director of the Company, and will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). The total number of shares of Common Stock that may be issued under the Director Option Plan is 200,000 shares.

EXECUTIVE COMPENSATION

     Summary Compensation

     The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's Named Executives during Fiscal 1997.

                                                                                LONG-TERM
                                                                              COMPENSATION-
                                                                                AWARDS(2)
                                                                              -------------
                                                         ANNUAL                 NUMBER OF
                                                     COMPENSATION(1)             SHARES
             NAME AND                  FISCAL    -----------------------       UNDERLYING         ALL OTHER
        PRINCIPAL POSITION              YEAR      SALARY         BONUS        STOCK OPTIONS    COMPENSATION(3)
        ------------------             ------    --------       --------      -------------    ---------------
Douglas P. Colbeth.................     1997     $190,352       $ 22,800          20,000           $2,850
President and Chief                     1996      140,668         42,000               0            2,850
Executive Officer                       1995      125,400         62,500          50,000            3,978
Michael F. Tyrrell.................     1997      176,852         55,500(4)       52,000(5)         2,850
Executive Vice President,               1996      117,654         80,994(4)       20,000(6)         3,648
Business Development                    1995       74,400        218,800(7)       30,000            1,302
Gary L. Vilchick...................     1997      150,351         18,000         116,000(8)        65,393
Executive Vice President, Finance,      1996       93,702(9)      27,750         100,000(10)        1,000
Administration and Operations and
Chief Financial Officer
Richard M. Houle...................     1997      151,891(11)     33,500         200,000(12)            0
Executive Vice President,
Development
Randall T. Littleson...............     1997      140,250         16,800         120,000(13)        3,108
Vice President, Marketing               1996       31,100(14)          0          10,000(15)          550

-------------------------
 (1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the fiscal year.

 (2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the years ended September 30, 1995, 1996 and 1997 ("Fiscal 1995," "Fiscal 1996" and "Fiscal 1997").

 (3) Represents the value of the Company's contribution to the 401(k) accounts of the Named Executives and, with respect to Mr. Vilchick, includes $60,940 which represents reimbursement for moving expenses.

 (4) Represents bonus and sales commissions.

 (5) Includes options to purchase an aggregate of 32,000 shares granted on April 8, 1997 replacing an option to purchase 20,000 shares granted on November 21, 1996 and an option to purchase 20,000 shares granted October 17, 1995. Options to purchase 40,000 shares were cancelled in connection with the repricing. See the "Executive Compensation -- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

 (6) Represents an option to purchase 20,000 shares that was repriced and thus cancelled on April 8, 1997. See footnote 5 above.

 (7) Represents sales commissions.

 (8) Includes options to purchase an aggregate of 96,000 shares granted on April 8, 1997 replacing an option to purchase 20,000 shares granted on November 21, 1996 and an option to purchase 100,000 shares granted July 23, 1996. Options to purchase 120,000 shares were cancelled in connection with the repricing. See the "Executive Compensation -- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

 (9) Mr. Vilchick joined the Company in December 1995 and thus received compensation for only a portion of Fiscal 1996. His annual salary as of September 30, 1996 was $120,000.

(10) Represents an option to purchase 100,000 shares that was repriced and thus cancelled on April 8, 1997. See footnote 8 above.

(11) Mr. Houle joined the Company in November 1996 and thus received compensation for only a portion of Fiscal 1997. His annual salary as of September 30, 1997 was $160,000.

(12) Includes options to purchase an aggregate of 80,000 shares granted on April 8, 1997 replacing an option to purchase 100,000 shares granted on November 21, 1996, which was cancelled in connection with the repricing. See the "Executive Compensation -- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(13) Includes options to purchase an aggregate of 40,000 shares granted on April 8, 1997 replacing an option to purchase 40,000 shares granted on November 21, 1996 and an option to purchase 10,000 shares granted July 23, 1996. Options to purchase 50,000 shares were cancelled in connection with the repricing. See the "Executive Compensation -- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(14) Mr. Littleson joined the Company in June 1996 and thus received compensation for only a portion of Fiscal 1996. His annual salary as of September 30, 1996 was $100,000.

(15) Represents an option to purchase 10,000 shares that was repriced and thus cancelled on April 8, 1997. See footnote 13 above.

     Option Grants

     The following table sets forth certain information concerning grants of stock options during Fiscal 1997 to each of the Named Executives.

                                                INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             -------------------------------------------------------      VALUE AT ASSUMED
                                                PERCENT OF                              ANNUAL RATES OF STOCK
                                NUMBER OF      TOTAL OPTIONS   EXERCISE                PRICE APPRECIATION FOR
                                 SHARES         GRANTED TO      PRICE                      OPTION TERM(2)
                               UNDERLYING      EMPLOYEES IN      PER      EXPIRATION   -----------------------
                             OPTIONS GRANTED    FISCAL YEAR    SHARE(1)      DATE         5%           10%
                             ---------------   -------------   --------   ----------   ---------   -----------
Douglas P. Colbeth.........       20,000           0.88%        10.250     11/21/06      128,923       326,717
Michael F. Tyrrell.........       32,000           1.40%         6.875     04/08/07      138,357       350,623
                                  20,000(3)        0.88%        10.250     11/21/06            0             0
Gary L. Vilchick...........       96,000           4.20%         6.875     04/08/07      415,071     1,051,870
                                  20,000(3)        0.88%        10.250     11/21/06            0             0
Richard M. Houle...........      100,000           4.38%         6.875     04/08/07      432,365     1,095,698
                                 100,000(3)        4.38%        10.250     11/21/06            0             0
Randall T. Littleson.......       40,000           1.75%         7.438     07/17/07      187,096       474,138
                                  40,000           1.75%         6.875     04/08/07      172,946       438,279
                                  40,000(3)        1.75%        10.250     11/21/06            0             0

-------------------------
(1) Options are incentive stock options (except as noted below for repriced options), become exercisable over a four-year period and generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant. Repriced options are treated as new options and will be incentive stock options except that, to the extent the aggregate fair market value of stock with respect to which such options are exercisable by an individual for the first time during any calendar year exceeds $100,000, such options are treated as nonqualified stock options.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

(3) Reflects options that were cancelled in the April 1997 option repricing.

     Option Exercises and Holdings

     The following table sets forth certain information concerning the aggregate number of shares of Common Stock acquired upon option exercises by the Named Executives during Fiscal 1997 and the value realized upon exercise as well as the number and value of unexercised options held by each of the Named Executives on September 30, 1997.

                                                                 NUMBER OF SHARES
                                                                    UNDERLYING
                                                                   UNEXERCISED        VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT
                                                                     YEAR END          FISCAL YEAR END(2)
                                      SHARES                    ------------------   -----------------------
                                     ACQUIRED        VALUE         EXERCISABLE/           EXERCISABLE/
               NAME                 ON EXERCISE   REALIZED(1)     UNEXERCISABLE           UNEXERCISABLE
               ----                 -----------   -----------   ------------------   -----------------------
Douglas P. Colbeth................    25,000       $441,750      247,500/ 32,500         $2,381,325/$116,875
Michael F. Tyrrell................    38,000        300,960       66,860/ 32,140           $561,388/$131,653
Gary L. Vilchick..................         0              0       22,400/ 73,600            $64,400/$211,600
Richard M. Houle..................         0              0            0/100,000                 $0/$287,500
Randall T. Littleson..............         0              0        2,240/ 77,760             $6,440/$201,060

-------------------------
(1) Based on the fair market value of the Common Stock on the date of the exercise less the option exercise price.

(2) Based on a value of $9.75 per share, the fair market value of the Common Stock on September 30, 1997, less the option exercise price.

     Ten Year Option Repricing

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since June 27, 1995, the date of the Company's initial public offering.

                                                                    INDIVIDUAL GRANTS
                                -----------------------------------------------------------------------------------------
                                                                                                              LENGTH OF
                                                                                                               ORIGINAL
                                                                  MARKET PRICE                               OPTION TERM
                                                NUMBER OF           OF STOCK     EXERCISE PRICE     NEW      REMAINING AT
                                          SECURITIES UNDERLYING    AT TIME OF      AT TIME OF     EXERCISE     DATE OF
                                 DATE       OPTIONS REPRICED       REPRICING       REPRICING      PRICE(1)    REPRICING
                                 ----     ---------------------   ------------   --------------   --------   ------------
Michael F. Tyrrell............  4/8/97           20,000              $6.875          $17.44        $6.875     8.5 years
Executive Vice President,       4/8/97           20,000               6.875           10.25         6.875     9.6 years
Business Development
Gary L. Vilchick..............  4/8/97          100,000               6.875           14.63         6.875     9.3 years
Executive Vice President,       4/8/97           20,000               6.875           10.25         6.875     9.6 years
Finance, Administration and
Operations and Chief Financial
Officer
Richard M. Houle..............  4/8/97          100,000               6.875           10.25         6.875     9.6 years
Executive Vice President,
Development
Randall T. Littleson..........  4/8/97           40,000               6.875           10.25         6.875     9.6 years
Vice President, Marketing       4/8/97           10,000               6.875           14.63         6.875     9.3 years
Thomas S. Lewicki.............  4/8/97           20,000               6.875           17.44         6.875     8.5 years
Controller                      4/8/97           10,000               6.875           10.25         6.875     9.6 years
Timothy M. P. Seamans.........  4/8/97           20,000               6.875           10.25         6.875     9.6 years
General Manager Professional    4/8/97           30,000               6.875           14.63         6.875     9.3 years
Services

-------------------------
(1) Repriced options continue to vest in accordance with the vesting schedule of the original options. See also "Report of the Compensation Committee on Repricing of Options"

EMPLOYMENT AGREEMENTS

     In April 1991, the Company entered into an Employment and Confidentiality Agreement with Mr. Colbeth, pursuant to which the Company agreed to employ Mr. Colbeth as its Chief Executive Officer. Under the terms of this Agreement, which has no stated term, the Company issued 331,590 shares of Common Stock to Mr. Colbeth in the form of a bonus; the Company had certain repurchase rights with respect to some or all of such shares in the event of the termination of Mr. Colbeth's employment on or before March 31, 1995. This Agreement also includes a covenant by Mr. Colbeth not to compete with the business of the Company, or to solicit any employees of the Company, during the two-year period following his employment termination, and contains customary confidentiality and invention assignment provisions.

     In April 1991, the Company entered into an Employment and Confidentiality Agreement with Mr. Tyrrell. Under the terms of this Agreement, the Company issued 60,000 shares of Common Stock to Mr. Tyrrell in the form of a bonus; the Company had certain repurchase rights with respect to some or all of such shares in the event of the termination of Mr. Tyrrell's employment on or before May 31, 1993. This Agreement also includes a covenant by Mr. Tyrrell not to compete with the business of the Company, or to solicit any employees of the Company, during the two-year period following his employment termination, and contains customary confidentiality and invention assignment provisions.

     The Company is party to senior management retention agreements providing contingent severance payments ("Retention Agreements") with five executive officers (including Messrs. Colbeth, Tyrrell, Vilchick and Houle) which would become operative following a "change in control" of the Company, as defined in the Retention Agreements. The Company believes that these agreements will better ensure the retention of those officers and enable them to devote their full attention and energies to the Company's business without the distractions that might arise in the circumstances addressed in the agreements. The Retention Agreements continue in effect while the executive is employed by the Company until December 31, 1998, automatically renew for additional one year terms unless specified advance written notice is given by the Company and remain in effect for 24 months following a change in control. If the executive's employment is terminated within 24 months following a change in control, the executive would become entitled to various benefits under the Retention Agreements, including (i) the executive's annual base salary through the date of the termination, (ii) a bonus for the current fiscal year through the date of termination equal to a prorated fraction of the executive's bonus for the most recently completed fiscal year,
(iii) one year's salary and bonus equal to the highest salary and bonus received by the executive in the five year period prior to the change in control and (iv) continued employee benefits for 12 months after the date of termination. If, within 24 months following a change in control, an executive voluntarily terminates his or her employment without "good reason," as defined in the Retention Agreements, or the executive's employment is terminated because of death or disability, the executive is entitled only to items (i) and (ii) described above. If, within 24 months following a change in control, the executive is terminated by the Company for "cause" as defined in the Retention Agreements, he or she is only entitled to receive the payment described in item
(i) above.

     The Retention Agreements provide that the above payments would be subject to reduction to the extent that any payment was subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended if such reduction would result in a greater after tax payment to the executive.

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

     The Company uses stock options as a significant element of the compensation of employees, in part because it believes options provide an incentive to employees to maximize shareholder value. Stock options also serve as a means of retaining employees. Because the market value of the Company's common stock had fallen significantly below the exercise price of most outstanding options, the value of such stock options as a means of motivating and retaining employees had been significantly diminished. The Board of Directors concluded that the Company needed to restore the value of the existing stock options as a means of motivating and retaining employees in order to promote the successful implementation of the Company's growth strategies.

     As a result, on April 8, 1997, the Board of Directors approved a stock option exchange program (the "Exchange Program"), pursuant to which full-time permanent employees holding stock options under the Company's 1995 Stock Incentive Plan were given the opportunity to exchange the unexercised portion of such options (the "Existing Options") for new options (the "New Options") on a basis of four shares of common stock for every five shares covered by the Existing Option and having an exercise price of $6.875 per share (the fair market value of the Company's common stock on such date). The New Options expire ten years from the Date of Grant and have the same vesting schedule and other terms as the Existing Option cancelled in exchange therefor. Option holders who own more than 1% of the outstanding Common Stock and Directors were excluded from the Exchange Program.

     In the aggregate, options for 1,239,150 shares with exercise prices from $10.25 per share to $21.69 per share have been exchanged for options for 991,320 shares at an exercise price of $6.875 per share. Pursuant to the option exchange program, four of the Named Executives, Messrs. Tyrrell, Vilchick, Houle and Littleson, exchanged options to purchase an aggregate of 310,000 shares with exercise price from $10.25 per share to $17.44 per share for options to purchase an aggregate of 248,000 shares at an exercise price of $6.875 per share.

                                            Compensation Committee

                                            Brian J. Jackman
                                            Ray Rothrock
                                            Steven R. Vana-Paxhia

REPORT OF COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of Messrs. Jackman, Rothrock and Vana-Paxhia, three of the Company's non-employee directors. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company's executive officers. In making decisions regarding executive compensation, the Committee receives and considers input from the Company's Chief Executive Officer (the "CEO") in addition to the results of an annual executive compensation review prepared by an outside consultant. The Company's executive compensation plan is comprised of several elements designed to attract and retain key personnel, reward outstanding performance, link executive pay to long-term Company performance and to align executive interests with stockholder interests. These elements consist of a base salary, annual bonuses, and long-term incentive stock awards.

     The base salaries of the Company's executive officers are determined by the Committee and, for executive officers other than the CEO, are based upon recommendations from Mr. Colbeth. In establishing base salaries for executive officers the Committee considers numerous factors such as: a review of salaries in comparable software companies, the executive's responsibilities, the executive's importance to the Company, the executive's performance in the prior year, historical salary levels of the executive and relative salary levels within the Company. Increases in base salary are generally based upon enhanced individual performance and/or increases in an executive's responsibilities. The Company engaged a third party consultant to assist in the review, comparison and evaluation of the overall compensation program including but not limited to specific recommendations for individual executives.

     The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee awards executive bonuses based upon a review of the bonuses given by comparable software companies, and, for executive officers other than the CEO, based upon recommendations from Mr. Colbeth. Individual bonuses are paid as a percentage of salary and are based upon the Company meeting certain financial goals, in addition to the attainment of individual achievement goals. The Company financial goals are established by the Board of Directors at the beginning of the fiscal year, in the form of gross revenue and net income benchmarks. If the specified gross revenue and net income benchmarks are achieved the Committee has discretion to distribute bonuses to the Company's executives based upon their individual contributions to the achievement of the Company's financial benchmarks. Individual achievement goals are established for each executive by Mr. Colbeth and an executive's performance in meeting his or her specified individual achievement goals, coupled with attainment of the Company's gross revenue and net income goals, determines the total bonus for each executive in any given year.

     The criteria used in determining the CEO's annual bonus are also established by the Compensation Committee at the beginning of the fiscal year. In Fiscal 1997, Mr. Colbeth's bonus was based upon the attainment of specified objectives and certain non-quantitative goals such as enhancement of the Company's management team.

     The Company's 1995 Stock Incentive Plan (the "1995 Plan") authorizes the Committee to grant incentive or non-qualified stock options to employees of the Company. The Committee determines the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Moreover, because options granted to executive officers become exercisable over a four-year period and terminate upon or shortly after the termination of the executive's employment with the Company, stock options serve as a means of retaining these executives. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company's 1995 Plan, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to the five most highly paid executives of the Company will not be deductible by the Company for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the stockholders of the Company. The Company has structured the 1995 Plan and the grants of options thereunder such that gains realized by executives upon the exercise of such stock options generally should be deductible under Section 162(m). The Committee intends to periodically review the potential effect of Section 162(m) and may in the future decide to structure certain other executive compensation programs so that they comply with the performance-based requirements of Section 162(m).

                                            Compensation Committee

                                            Brian J. Jackman
                                            Ray Rothrock
                                            Steven R. Vana-Paxhia

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from June 27, 1995 (the date the Common Stock of the Company commenced public trading) through September 30, 1997 (the end of Fiscal
1997) with the cumulative total return during this period of (i) the Nasdaq Composite Index and (ii) the Inter@ctive Week Internet Index. This graph assumes the investment of $100 on June 27, 1995 in the Company's Common Stock, the Nasdaq Composite Index and the Inter@ctive Week Internet Index, and assumes dividends are reinvested.

                            Stock Performance Graph

----------------------------------------------------------------------------------------
                                                   September    September      September
                                   June 27, 1995   30, 1995     30, 1996       30, 1997
----------------------------------------------------------------------------------------
Spyglass                               $100         $168.66      $139.17        $ 71.89
----------------------------------------------------------------------------------------
NASDAQ                                 $100         $113.48      $133.42        $183.31
----------------------------------------------------------------------------------------
Inter@ctive Week Internet Index       $100         $119.30      $141.45        $160.86
----------------------------------------------------------------------------------------

               APPROVAL OF AMENDMENT TO 1995 STOCK INCENTIVE PLAN

     On October 15, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") increasing the number of shares of Common Stock authorized for issuance pursuant to the 1995 Plan from 2,550,000 to 3,300,000, in the aggregate. The Amendment was adopted because the Company believes that available shares under the 1995 Plan will not be sufficient to satisfy the Company's compensation and hiring needs through Fiscal 1998. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officers and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

     In order for options and restricted stock awarded under the 1995 Plan, as amended by the Amendment, to comply with Section 162(m) after the Annual Meeting, the continuance of the 1995 Plan must be approved by stockholders. If the stockholders do not vote to continue the 1995 Plan, the Company will not grant any further options or make any further awards of restricted stock under the Plan.

     The Board of Directors believes that awards under the 1995 Plan, including stock options, have been and will continue to be, an important compensation element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE 1995 PLAN

     The Company's 1995 Plan took effect upon the closing of the Company's initial public offering of Common Stock on June 27, 1995. The 1995 Plan enables the Company to grant options (including options intended to qualify as incentive stock options under Section 422 of the Code) to make awards of restricted Common Stock, and to issue certain other equity-related securities of the Company to employees and directors of and consultants to the Company. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price during a period specified in the applicable option agreement. Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company of the unvested portion of the Common Stock subject to the award upon the termination of the recipient's employment or other relationship with the Company. The 1995 Plan is administered by the Compensation Committee of the Board of Directors, which selects the persons to whom stock options and restricted stock awards are granted and determines the number of shares of Common Stock covered by the option or award, its exercise price or purchase price, its vesting schedule and (in the case of stock options) its expiration date. Stock options granted under the 1995 Plan are generally nontransferable, and they generally become exercisable over a four-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment with the Company).

     As option grants and the grants of other equity-related securities under the 1995 Plan are discretionary, the Company cannot now determine the number of any such securities to be granted to any particular executive officer, executive officers as a group, non-employee directors or non-executive officers and employees as a group. However, under the terms of the 1995 Plan, no employee may be granted awards or options with respect to more than 300,000 shares during any calendar year.

     Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant

(or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1995 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     As of November 30, 1997, the Company had granted options under the 1995 Plan to purchase an aggregate of 3,217,044 shares of Common Stock. Of these options 932,000 were granted to the current executive officers of the Company and none were granted to non-employee directors of the Company. As of November 30, 1997 the Company had not granted any stock appreciation rights, performance shares, or restricted or unrestricted stock under the 1995 Plan. As of November 30, 1997 there were 182 employees and directors of and consultants to the Company who were eligible to receive awards under the 1995 Plan. As of November 30, 1997, 1,059,060 shares remained available for future issuance under the 1995 Plan.

     The 1995 Plan will remain in effect until May 7, 2005 (except that it will continue in effect as to equity-related securities outstanding on that date), unless terminated earlier by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1995 Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options and restricted stock awards granted under the 1995 Plan and with respect to the sale of Common Stock acquired under the 1995 Plan. It does not address the tax consequences that may arise with respect to any gift or disposition other than by sale of Common Stock. For precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax advisors. Participants should also consult with their own tax advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes. The 1995 Plan is not a qualified Plan under Section 401(a) of the Code.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). Nevertheless, in the case of a participant who has not been an employee of the Company at all times commencing on the date on which a particular option was granted (the "Grant Date") and ending on the date that is three months before the date on which the option is exercised (the "Exercise Date") an option will be treated as though it were a non-statutory option and taxed as described below under "Non-Statutory Options".

     Incentive stock options are treated as non-statutory options for purposes of the alternative minimum tax. Although a participant will pay alternative minimum tax only to the extent of the excess of that tax over the participant's regular tax, the treatment of an option as a non-statutory option for purposes of the alternate minimum tax could create such an excess.

     The amount of incentive stock options that may be granted to an individual are subject to an additional limitation. The value (determined as of the date of the option grant) of the stock as to which the incentive stock options are exercisable for the first time during any calendar year cannot exceed $100,000. Any options that exceed that limitation are treated as nonincentive (non-statutory) Stock Options. Since repriced options are treated as new options, they will not be incentive stock options to the extent such options first become exercisable in any calendar year for stock valued (as of the date of option grant) for more than $100,000.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the Grant Date and one year from the Exercise Date, then the participant will recognize a long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock prior to two years from the Grant Date or one year from the Exercise Date (a "Disqualifying Disposition"), then the participant generally will recognize ordinary compensation income in an amount equal to the lesser of: (i) the excess of the fair market value of the ISO Stock on the Exercise Date over the exercise price or (ii) the excess of the sale prices of the ISO Stock over the exercise price.

     A participant making a Disqualifying Disposition will also recognize capital gain in an amount equal to any excess of the sale price of the ISO Stock over the fair market value of the ISO Stock on the Exercise Date. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital gain if the participant has held the ISO Stock for a shorter period.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. The capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital loss if the participant has held the ISO Stock for a shorter period.

     Non-statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory option. However, a participant generally will recognize ordinary compensation income upon the exercise of a non-statutory option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

     A participant will have a tax basis for any NSO Stock equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

     Delivery of Common Stock Upon Exercise of Stock Options. Where provided for in the applicable option agreement the 1995 Plan permits a participant to exercise a stock option by delivering to the Company Common Stock having a fair market value equal in amount to the exercise price. The use of this method of exercise generally will not alter the tax consequences described above, and it may enable a participant to dispose of appreciated Common Stock without immediately recognizing capital gain on the disposition. The participant's tax basis in any shares of Common Stock delivered to the Company to exercise an option generally will be carried over to an equal number of shares of Common Stock acquired upon exercising the option. Nevertheless, participants should consider that the delivery to the Company of ISO Stock or stock acquired pursuant to the Company's employee stock purchase plan will constitute a Disqualifying Disposition, having all the adverse tax consequences described above, if the holding period requirements described above are not satisfied with respect to that stock.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code. If the participant makes this election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the Common Stock at the time the award is granted over the purchase price paid for the Common Stock. If such election is made and the participant subsequently forfeits some or all of the shares, the participant will not be entitled to any refund of taxes paid as a result of a Code Section 83(b) election. If this election is not made, the participant will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock, The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary income recognized either at the time the Code Section 83(b) election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Code Section 83(b) election is not made, or on the day after the award is granted if a Code Section 83(b) election is made.

     Maximum Income Tax Rates on Capital Gain and Ordinary Income. Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than eighteen months and at a maximum rate of 28% if attributable to Common Stock held for more than one year but not more than eighteen months. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation will also be subject to a Medicare tax and, under certain circumstances, a social security tax.

     Tax Consequences to the Company. The grant of a stock option or restricted stock award under the 1995 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1995 Plan will have any tax consequences to the Company. However, the Company generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the 1995 Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

     Withholding. Although a participant's Disqualifying Disposition of ISO Stock will result in the recognition of ordinary compensation income, the Company will have no withholding obligations with respect to that income. In contrast, the Company will have a withholding obligation with respect to ordinary compensation income recognized with respect to a non-statutory option or restricted stock award by a participant who is employed by the Company. The Company will require any such participant to make arrangements to satisfy this withholding obligation.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company's independent auditors since July 1997. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Previously, Price Waterhouse LLP served as the independent auditors for the Company (or its predecessor Illinois corporation) since 1991. The Company dismissed Price Waterhouse LLP as its independent auditors effective July 9, 1997. The report of Price Waterhouse LLP on the Company's financial statements for the fiscal years ended September 30, 1995 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Price Waterhouse LLP was recommended by management and the Company's Audit Committee and was approved by the Board of Directors. During the fiscal years ended September 30, 1995 and 1996 and the interim period ended July 9, 1997, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

     Price Waterhouse did not advise the Registrant during the Registrant's two most recent fiscal years or during the interim period ended July 9, 1997: (A) that the internal controls necessary for the Registrant to develop reliable financial statements did not exist; (B) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management; (C) of the need to expand significantly the scope of its audit, or that information had come to its attention during fiscal years ended September 30, 1995 and 1996 and the interim period ended July 9, 1997 that if further investigated might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements; or (D) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

     The Company engaged Ernst & Young LLP as the principal accountant to audit the consolidated financial statements of the Company, effective July 9, 1997. During the fiscal years ended September 30, 1995 and 1996 and the interim period prior to engaging Ernst & Young LLP, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Company or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or an event described in the preceding two paragraphs.

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

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of reports filed by "reporting persons" of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), the Company believes that during Fiscal 1997 all filings required to be made by reporting persons were timely made in accordance with the requirements of Section 16(a).

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Stockholders should be aware that the Company's By-laws (a copy of which is available upon request to the Secretary of the Company) contain provisions requiring certain advance notice from a stockholder who wishes to bring business before the Annual Meeting.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, email and personal interviews. Georgeson and Company Inc. has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Georgeson and Company Inc. a fee of $5,000 plus reimbursement of out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders for Fiscal 1998 must be received by the Company at its principal office not later than August 25, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          THOMAS S. LEWICKI,
                                          Secretary

December 23, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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